     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 2002

                                                    REGISTRATION NO. 333-74098-1
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933*

                              --------------------

                          AT&T WIRELESS SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Delaware                            91-1379052
     (State or Other Jurisdiction of    (I.R.S. Employer Identification No.)
      Incorporation or Organization)

          7277 164th Avenue, NE
            Redmond, WA 98052                         98052
  (Address of Principal Executive Offices)          (Zip Code)

   TeleCorp PCS, Inc. 1999 Stock Option Plan, dated June 23, 1999, as amended
      TeleCorp PCS, Inc. 2000 Employee, Director and Consultant Stock Plan
            Tritel, Inc. Amended and Restated 1999 Stock Option Plan
          Tritel, Inc. Amended and Restated 1999 Stock Option Plan for
                Nonemployee Directors, effective January 7, 1999

                           (Full titles of the plans)

                              --------------------

                             GREGORY P. LANDIS, ESQ.
                   EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL
                          AT&T WIRELESS SERVICES, INC.
                              7277 164TH AVENUE, NE
                                REDMOND, WA 98052
                     (Name and Address of Agent for Service)

                                 (425) 580-6000
          (Telephone number, including area code, of agent for service)

                              --------------------

                         CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED           PROPOSED
                                                                         MAXIMUM            MAXIMUM              AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES         AMOUNT TO BE              OFFERING PRICE        AGGREGATE           REGISTRATION
         TO BE REGISTERED                  REGISTERED(1)                PER SHARE        OFFERING PRICE            FEE
     Common Stock,                       10,892,946 shares              $23.34 (2)     $254,241,359.64 (2)     $20,443.16(2)
     par value $0.01 per share

* Filed as a Post-Effective Amendment on Form S-8 to such Registration Statement pursuant to the procedure described herein. See "Introductory Statement."

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the plans (the "Plans") listed above.

(2) The filing fees applicable to 1,372,003 of the shares to be registered under this Post-Effective Amendment on Form S-8 were paid in connection with the filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-4 of AT&T Wireless Services, Inc. (File No. 333-74098) on November 28, 2001 (the "S-4"). The filing fee for the remainder of the shares to be registered (9,520,493) on this form, calculated in accordance with Rule 457(h)(1) under the Securities Exchange Act of 1934, is equal to the product of
         (1) $222,208,306.60, the aggregate exercise price of options to purchase such shares (calculated on the basis of $23.34, the weighted average exercise price of options to purchase such shares) and (2) 0.000092.

                             INTRODUCTORY STATEMENT

                  AT&T Wireless Services, Inc. ("AT&T Wireless") hereby amends the S-4 by filing this Post Effective Amendment No. 1 on Form S-8 relating to up to 10,892,946 shares of common stock, par value $0.01 per share ("AT&T Wireless Common Stock") of AT&T Wireless issuable by AT&T Wireless upon the exercise of options with respect to AT&T Wireless Common Stock under the Plans. All such shares of AT&T Wireless Common Stock were originally registered pursuant to the S-4.

         On February 15, 2002, TL Acquisition Corp. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of AT&T Wireless, was merged (the "Merger") with and into TeleCorp PCS, Inc. ("TeleCorp") pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 7, 2001, by and among AT&T Wireless, Merger Sub and TeleCorp. Pursuant to the Merger Agreement, when the Merger was consummated (the "Effective Time"), among other things, each share of the common stock of TeleCorp, par value $0.01 per share ("TeleCorp Common Stock"), and preferred stock of TeleCorp, par value $0.01 per share ("TeleCorp Preferred Stock"), outstanding immediately prior to the effective time of the Merger was converted into the right to receive shares of AT&T Wireless Common Stock or preferred stock, par value $0.01 per share, of AT&T Wireless ("AT&T Wireless Preferred Stock"), as follows:

i) each outstanding share of each class of TeleCorp Common Stock, including Class A Common Stock, was converted into the right to receive
         0.9 of a share of AT&T Wireless Common Stock;

ii) each share of TeleCorp Series A Convertible Preferred Stock was converted into the right to receive 82.9849 shares of AT&T Wireless Common Stock;

iii) each share of TeleCorp Series B Preferred Stock was converted into the right to receive 81.2439 shares of AT&T Wireless Common Stock;

iv) each share of TeleCorp Series C Preferred Stock was converted into the right to receive one share of a newly designated series of preferred stock of AT&T Wireless having terms substantially identical to the terms of the TeleCorp Series C Preferred Stock;

v) each share of TeleCorp Series D Preferred Stock was converted into the right to receive 27.6425 shares of AT&T Wireless Common Stock;

vi) each share of TeleCorp Series E Preferred Stock was converted into the right to receive one share of a newly designated series of preferred stock of AT&T Wireless having terms substantially identical to the terms of the TeleCorp Series E Preferred Stock;

vii) each share of TeleCorp Series F Preferred Stock was converted into the right to receive 0.9 of a share of AT&T Wireless Common Stock; and

viii) each share of TeleCorp Series G Preferred Stock was converted into the right to receive 0.9 of a share of AT&T Wireless Common Stock.

Pursuant to the Merger, the outstanding stock options granted under the Plans (the "Options") will no longer be exercisable for TeleCorp Common Stock but, instead, will be exercisable for AT&T Wireless Common Stock.

                  The designation of this Post-Effective Amendment as Registration No. 333-74098-1 denotes that this Post-Effective Amendment relates only to the up to 10,892,946 shares of AT&T Wireless

Common Stock issuable upon exercise of the Options and that this is the first Post-Effective Amendment to the S-4.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents previously filed by AT&T Wireless with the Commission pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act") are incorporated herein by reference:

         (a) AT&T Wireless's Annual Report on Form 10-K for the year ended December 31, 2001;

         (b) AT&T Wireless's Current Reports on Form 8-K filed on March 11, 2002; February 27, 2002; and February 5, 2002; and

         (c) The description of AT&T Wireless common stock contained in the registration statement on Form 8-A filed on June 26, 2001.

                  All documents subsequently filed by AT&T Wireless pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The legality of the AT&T Wireless shares to be issued in connection with Plans is being passed upon for AT&T Wireless by Gregory P. Landis, Executive Vice President and General Counsel, AT&T Wireless. As of March 28, 2002, Mr. Landis beneficially owned 462,089 shares of AT&T Wireless common stock, including 441,959 shares subject to exercisable options.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Previously filed.  (See Item 20 of the S-4.)

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  See Exhibit Index.

ITEM 9.           UNDERTAKINGS.

                  A.       The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and
         (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 1st day of April, 2002.

                        AT&T WIRELESS SERVICES, INC.


                        By: /s/ JOHN D. ZEGLIS
                        ------------------------
                        Name:    John D. Zeglis
                        Title:   Chairman, President and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                    SIGNATURE                                              CAPACITY
                    ---------                                              --------
            PRINCIPAL EXECUTIVE OFFICER:

John D. Zeglis                                           Chairman, President and Chief Executive Officer

    PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

Joseph McCabe, Jr.*                                    Executive Vice President and Chief Financial Officer


       DIRECTORS
John D. Zeglis*
Walter Y. Elisha*
Donald V. Fites*
Ralph S. Larsen*
John W. Madigan*
Nobuharu Ono*
Wayne Perry*
A. Barry Rand*
Carolyn M. Ticknor*

* By: /s/ JOHN D. ZEGLIS
      ------------------------------
       John D. Zeglis
       (Attorney-In-Fact)
April 1, 2002

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                         EXHIBIT DESCRIPTION
5.1       Opinion of Gregory P. Landis, Executive Vice President and
          General Counsel of AT&T Wireless, as to the legality of the securities being registered.

23.1 Consent of PricewaterhouseCoopers LLP with respect to the financial statements of AT&T Wireless.

24.1      Powers of Attorney (previously filed as Exhibit 24.1 to the
          S-4).